EXHIBIT 99.3
FIRST AMENDMENT
TO
THE CERTIFICATE OF INCORPORATION
OF
NANOPHASE TECHNOLOGIES CORPORATION
     Pursuant to the Certificate of Incorporation of Nanophase Technologies Corporation and Delaware General Corporation Law, the undersigned corporation hereby adopts the following Amendment to its Certificate of Incorporation:
     FIRST: The name of the Corporation is Nanophase Technologies Corporation
     SECOND: Article IV, Section A of the Certificate of Incorporation of the Corporation is hereby amended as follows:
ARTICLE IV
     A. The Corporation shall have authority to issue the following classes of stock in the number of shares and at the par value as indicated opposite the name of the class:

	Number of Shares	Par Value
Class	Authorized	per Share

Common Stock (“the Common Stock”)	30,000,000	$.01
Preferred Stock (the “Preferred Stock”)	24,088	$.01
     The designations and the powers, preferences and relative participating, option or other rights of the Common and Preferred stockholders, and the qualifications, limitations or restrictions thereof remain unchanged.
     THIRD: Pursuant to Section 242 of the Delaware General Corporation Law, a majority of the outstanding stock entitled to vote thereon and a majority of the outstanding stock of each class entitled to vote thereon as a class has duly approved, the amendment to the Certificate of Incorporation of the Corporation, as amended, set forth in this Certificate of Amendment.
     FOURTH: That said amendment was duly adopted, in accordance with the provisions of Section 242 of the General Corporation law of the State of Delaware.
     FIFTH: This amendment shall be effective on the date this Certificate of Amendment is filed and accepted by the Secretary of State of the State of Delaware.
     IN WITNESS WHEREOF, the undersigned, being the Chief Executive Officer of the Corporation, for purposes of amending its Certificate of Incorporation pursuant to the General Corporation Law of the State of Delaware, acknowledges that it is his act and deed and that the facts stated herein are true, and has signed this instrument this 27th day of July, 2006.

Nanophase Technologies Corporation
By:	/s/ Joseph E. Cross
Joseph E. Cross
Chief Executive Officer